EXHIBIT 10(a)

CLECO CORPORATION
2000 LONG-TERM INCENTIVE COMPENSATION PLAN

Amendment No. 2

(Elimination of Grant to Eligible Directors)

Whereas, Cleco Corporation, a corporation organized and existing under the laws of the State of Louisiana (the "Company"), adopted the 2000 Long-Term Incentive Compensation Plan (the "LTIP"), which plan was approved by the shareholders of the Company on April 28, 2000;

Whereas, the Company now desires to amend the LTIP to eliminate the award of an immediately exercisable Nonqualifed Stock Option to nonemployee members of the Board of Directors of the Company upon election and, thereafter, upon reelection to the Board;

Whereas, Section 12.1 of the LTIP permits the Board of Directors of the Company to amend the LTIP, subject to any limitations imposed by applicable law;

Now, Therefore, effective as of July 23, 2004, Section 11.3 of the LTIP shall be amended and restated in its entirety as follows:

"11.3 Grant to Eligible Directors. This section intentionally left blank."

This Amendment No. 2 was approved by the Board of Directors of the Company on July 23, 2004, to be effective as of the dates set forth above.
CLECO CORPORATION

By: /s/ Catherine C. Powell

Its: Sr. Vice President - Corporate Services